UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

XPONENTIAL FITNESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40638	84-4395129
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Ave., Suite 100 Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 346-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	XPOF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On July 5, 2023, Anthony Geisler, Chief Executive Officer of Xponential Fitness, Inc. (the “Company”), filed a Form 144 with the Securities and Exchange Commission noticing the proposal to sell 17,703 shares of common stock of the Company (the “Filing”).

In response to inbound inquiries from investors, the Company notes that it is currently in its post-quarter end blackout period. Furthermore, it notes that the Filing relates to the automatic sale of 17,703 shares on behalf of Mr. Geisler as a mandatory sale to cover for withholding tax obligations incurred by Mr. Geisler upon the vesting of certain restricted stock units awarded to him in November 2021.

The Company also notes that, as previously disclosed, Mr. Geisler adopted a 10b5-1 gift plan on December 13, 2022 for charitable purposes. Pursuant to such plan, Mr. Geisler has previously transferred shares to a charitable organization for no consideration on a monthly basis, and expects to do so until he completes his charitable pledge of $1.25 million in shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPONENTIAL FITNESS, INC.

Date: July 6, 2023	By:	/s/ John Meloun
	Name:	John Meloun
	Title:	Chief Financial Officer